Exhibit 4.1
FIRST AMENDMENT TO SECURED SUPER-PRIORITY DEBTOR-IN-
POSSESSION REVOLVING CREDIT AND GUARANTY AGREEMENT
          FIRST AMENDMENT TO SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 23, 2005 (this “Amendment”), to that certain Secured Super-Priority Debtor-In-Possession Revolving Credit and Guaranty Agreement, dated as of February 11, 2005 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), among Kaiser Aluminum & Chemical Corporation, a Delaware corporation as a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Company”), Kaiser Aluminum Corporation, a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Parent”) and each of their respective subsidiaries party thereto (the “Subsidiary Borrowers”, and together with Company and Parent, each a “Borrower” and collectively, “Borrowers”), certain of the direct or indirect subsidiaries of Borrowers party thereto (each a “Guarantor” and collectively, “Guarantors”), the Lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders (in such capacity, “Agent”).
WITNESSETH:
          WHEREAS, Borrowers, Guarantors, the Lenders named therein and Agent have entered into the Credit Agreement;
          WHEREAS, Borrowers have asked Lenders to extend the Maturity Date of the Credit Agreement by three (3) months; and
          WHEREAS, Lenders are willing to consent to the extension of the Credit Agreement and grant such amendment to the Credit Agreement on the terms and subject to the conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and the agreements herein contained, Borrowers, Guarantor, Lenders, and Agent hereby agree as follows:
ARTICLE I
AMENDMENT TO CREDIT AGREEMENT
          Section 1.1 Immediately upon the Effective Date (as defined in Article II below), the definition of “Maturity Date” in Section 1.01 to the Credit Agreement shall be amended and restated in its entirety as follows:
          “Maturity Date” shall mean May 11, 2006.
ARTICLE II
CONDITIONS TO CLOSING
          Section 2.1 Immediately upon the satisfaction of the following conditions, this Amendment shall become effective (the date on which such conditions are satisfied being the “Effective Date”):

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          (a) Amendment. Agent shall have received a duly executed counterpart of this Amendment from each Borrower, Guarantor and each of the Lenders.
          (b) Fee Letter. Agent shall have received a duly executed counterpart of that certain Fee Letter, dated of even date herewith, among Agent, Parent and the Company.
          (c) Extension Order. Agent shall have received a certified copy of a final, non-appealable order of the Bankruptcy Court in substantially the form of Exhibit A attached hereto (the “Extension Order”), which Extension Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect.
ARTICLE III
MISCELLANEOUS
          Section 3.1 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by this Amendment. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
          Section 3.2 No Representations by Lenders or Agent. Borrowers hereby acknowledge that they have not relied on any representation, written or oral, express or implied, by any Lender or Agent, other than those expressly contained herein, in entering into this Amendment.
          Section 3.3 Representations of Borrowers and Guarantors. Each Borrower and Guarantor represents and warrants to Agent and Lenders that: (a) (i) it is duly organized and validly existing under the laws of the State of its organization and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and (ii) subject to the entry by the Bankruptcy Court of the Extension Order, it has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party; (b) the execution, delivery and performance by it of this Amendment (i) is within its organizational powers, has been duly authorized by all necessary organizational action, and does not (A) contravene its charter or by-laws or other constituent documents, (B) violate any law or regulation, or any order or decree of any court or Governmental Authority applicable to it, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the applicable Filing Date or any material lease, agreement or other instrument entered into after the applicable Filing Date binding on it or any of its properties, or (D) result in or require the creation or imposition of any Lien upon any of its property other than the Liens granted pursuant to the Loan Documents, the Order or the Extension Order; and (ii) does not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority, other than the entry of the Extension Order; (c)

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this Amendment has been duly executed and delivered by it; and (d) this Amendment is a legal, valid and binding obligation of such Borrower or Guarantor, enforceable against it in accordance with its terms and the Order. Each Borrower and Guarantor further represents and warrants to Agent and Lenders that, after giving effect to this Amendment, (a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the Effective Date with the same effect as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true as of such earlier date and (b) no Default or Event of Default has occurred and is continuing.
          Section 3.4 Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders and Agent.
          Section 3.5 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Amendment.
          Section 3.6 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 3.7 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
          Section 3.8 Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.
          Section 3.9 Costs and Expenses. Whether or not the transactions hereby contemplated shall be consummated, Borrowers shall pay all reasonable out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence) of Agent associated with this Amendment, including the reasonable out-of-pocket fees and expenses of Agent’s counsel.
          Section 3.10 Ratification of Guaranties. Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the guarantee made by such Guarantor pursuant to Section 9 of the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
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          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS: KAISER ALUMINUM CORPORATION
By:	/s/ Kerry A. Shiba
Name: KERRY A. SHIBA
	Title:	VP & CFO

KAISER ALUMINUM & CHEMICAL CORPORATION
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

KAISER ALUMINIUM INTERNATIONAL, INC.
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

KAISER BELLWOOD CORPORATION
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

GUARANTORS: KAISER ALUMINUM & CHEMICAL INVESTMENT, INC.
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

KAISER ALUMINUM PROPERTIES, INC.
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

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KAISER ALUMINUM TECHNICAL SERVICES, INC.
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

ALWIS LEASING, LLC
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

KAISER CENTER, INC.
By : /s/ Kerry A. Shiba
Name:
Title:	VP & CFO

KAISER CENTER PROPERTIES
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

OXNARD FORGE DIE COMPANY, INC.
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

AKRON HOLDING CORPORATION
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

KAISER TEXAS MICROMILL HOLDINGS, LLC
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

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KAISER MICROMILL HOLDINGS, LLC
By:	/s/ Kerry A. Shiba
Name:
Title: VP & CFO

KAISER SIERRA MICROMILLS, LLC
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

KAISER TEXAS SIERRA MICROMILLS, LLC
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

KAE TRADING, INC.
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO

KAISER EXPORT COMPANY
By:	/s/ Kerry A. Shiba
Name:
	Title:	VP & CFO